UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 13, 2020

Akorn, Inc.
(Exact Name of Registrant as Specified in Charter)

Louisiana	001-32360	72-0717400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1925 W. Field Court, Suite 300, Lake Forest, Illinois 60045
(Address of Principal Executive Offices) (Zip Code)

(847) 279-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	AKRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

As previously disclosed, Akorn, Inc. (the “Company”) and certain current and former Company officers and directors are named defendants in a putative class action litigation captioned In re Akorn, Inc. Data Integrity Securities Litigation, C.A. No. 18-cv-1713 (N.D. Ill.) (the “Securities Class Action”), filed in the United States District Court for the Northern District of Illinois (the “Court”). On August 9, 2019, the Company and the other defendants in the Securities Class Action entered into a Stipulation and Agreement of Settlement (the “Settlement Agreement”) to resolve the Securities Class Action and the claims of the putative class. On August 26, 2019, the Court, among other things, preliminarily approved the settlement, subject to final approval at a settlement hearing (the “Settlement Hearing”) to be held at a later date.

On March 6, 2020, lead plaintiffs in the Securities Class Action issued a press release via PR Newswire and instructed the settlement claims administrator to update the settlement website to notify the putative class that the Settlement Hearing had been scheduled for March 13, 2020. Between March 9, 2020 and March 12, 2020, entities affiliated with two of the six institutional investors who had previously requested exclusion from the settlement withdrew their requests for exclusion.

At the Settlement Hearing on March 13, 2020, the Court granted the lead plaintiff’s unopposed motion for final approval of the class action settlement and plan of allocation, certified a plaintiffs’ class for settlement purposes, found the settlement consideration fair, reasonable and adequate, and approved lead plaintiff’s application for an award of attorneys’ fees and litigation expenses. Later on March 13, 2020, the Court entered a final order and judgment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

Date: March 13, 2020	By:	/s/ Duane A. Portwood
Duane A. Portwood
Chief Financial Officer